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Exhibit 99.1

Wednesday, November 3, 2004, 3:00 PM Eastern Time
Press Release

SOURCE: Isolagen, Inc.

ISOLAGEN TO HOST CONFERENCE CALL TO DISCUSS THIRD QUARTER 2004

HOUSTON—(PRNewswire)—November 3, 2004—Isolagen, Inc. (AMEX: ILE) will host a conference call on November 8, 2004 beginning at 5:00 P.M. EST to discuss the Company's third quarter 2004 results and provide a business update.

Isolagen invites all those interested in hearing management's discussion of the quarter to join the call by dialing 800-901-5248. International participants may access the call by dialing 617-786-4512 and entering access code 73838749. A replay will be available for one week following the call by dialing 888-286-8010 for domestic participants and 617-801-6888 for international participants and entering access code 22857592 when prompted. Participants may also access a live web-cast of the conference call through the investor relations section of Isolagen's web site, http://www.isolagen.com.

About Isolagen, Inc.

Isolagen specializes in the development and commercialization of autologous cellular therapies for soft and hard tissue regeneration. The Company's product candidates are based on its proprietary Isolagen Process. Based on the accumulated experience of the Company through its retrospective study, clinical trials and treatment of patients in the United Kingdom, the Company believes that the Isolagen Process utilizes the patient's own cells to create safe and effective therapies to treat the underlying cause of the patient's condition. Autologous cellular therapy is the process whereby a patient's own cells are extracted, allowed to multiply and then injected into the patient. Isolagen's product candidates are designed to be minimally invasive and non-surgical.

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the federal securities laws. Information contained in forward-looking statements is based on current expectations and is subject to change, and actual results may differ materially from the forward-looking statements. Isolagen, Inc. does not undertake to update any such forward-looking statements or to publicly announce developments or events relating to the matters described herein.

Isolagen's corporate headquarters are located in Houston, TX. For further information, please see http://www.isolagen.com.

Contact:
Robert G. Partridge, VP Global Marketing and Communications—(484) 875-3099
Jeffrey W. Tomz, Chief Financial Officer and Secretary—(713) 780-4754
Kate McNeil, Investors Contact, Investor Relations Group—(212) 825-3210
John Nesbett, Investors Contact, Investor Relations Group—(212) 825-3210

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  Exhibit 99.1